UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 28, 2013, GenCorp Inc. (the “Company”) completed its previously announced offering of $460 million aggregate principal amount of 7.125% Second-Priority Senior Secured Notes due 2021 (the “Notes”).  The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.

Escrow Agreement

On January 28, 2013, the Company entered into an escrow agreement (the “Escrow Agreement”) by and among the Company and U.S. Bank National Association, as trustee under the indenture governing the Notes (in such capacity, the “Trustee”), as escrow agent (in such capacity, the “Escrow Agent”), and as bank and securities intermediary.  Pursuant to the Escrow Agreement, the Company has caused the gross proceeds from the sale of the Notes (after deducting underwriting discounts), plus an amount sufficient to fund a Special Mandatory Redemption (as defined below) on February 28, 2013, including accrued interest on the Notes, to be deposited into an escrow account, pending the consummation of the acquisition by the Company of United Technologies Corporation’s Pratt & Whitney Rocketdyne business (the “Acquisition”).  Pursuant to the Escrow Agreement, the Company will continue to deposit accrued interest on the Notes on a monthly basis until the satisfaction of the conditions to release such proceeds from escrow.

Amounts in the escrow account will be pledged to the Trustee for its benefit and for the benefit of the Noteholders and, upon satisfaction of certain conditions, including the consummation of the Acquisition, will be released to fund, in part, the Acquisition and to pay related fees and expenses.

In the event that the conditions to the release of the escrow, including the consummation of the Acquisition, are not satisfied on or prior to July 21, 2013 (subject to a one-month extension), or the Company notifies the Escrow Agent that it will not pursue the consummation of the Acquisition, or the Company fails to make any of the aforementioned deposits into the escrow account, the Notes will be subject to the special mandatory redemption (the “Special Mandatory Redemption”) at a price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest from January 28, 2013 to, but not including, the date of the Special Mandatory Redemption.

The description of the Escrow Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

The Notes were issued pursuant to an indenture, dated as of January 28, 2013 (the “Indenture”), by and among the Company, its wholly-owned subsidiary Aerojet-General Corporation (“Aerojet”), as guarantor, and U.S. Bank National Association, a national banking association, as trustee and collateral agent.

The Notes mature on March 15, 2021 and bear interest at a rate of 7.125% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning March 15, 2013. The Notes will be redeemable at the Company’s option, in whole or in part, at any time prior to March 15, 2016 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium.   Thereafter, the Company may redeem the Notes, at any time on or after March 15, 2016, at redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning March 15 of the years indicated below:

Year	Redemption Price

2016	105.344%
2017	103.563%
2018	101.781%
2019 and thereafter	100.000%

In addition, before March 15, 2016, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 107.125% of the aggregate principal amount of the Notes, plus accrued interest, with the proceeds from certain types of public equity offerings.

The Notes are guaranteed by Aerojet.  Following the consummation of the proposed Acquisition, the Notes will be fully and unconditionally guaranteed on a second-priority senior secured basis by each of the Company’s existing and future subsidiaries that guarantee its obligations under the Company’s existing senior secured credit facility (the “Senior Credit Facility”).

Prior to the consummation of the Acquisition, the Notes will be secured by a first priority security interest in the escrow account and all deposits and investment property therein.  Following the consummation of the Acquisition, the Notes will be secured on a second-priority basis by the assets (other than real property) that secure the Company’s and its guarantors’ obligations under the Senior Credit Facility, subject to certain exceptions and permitted liens.

Upon the occurrence of a change of control (as defined in the Indenture), if the Company has not previously exercised its right to redeem all of the outstanding Notes pursuant to the Special Mandatory Redemption or an optional redemption as described above, the Company must offer to repurchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture contains certain covenants limiting the Company’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to, subject to certain exceptions and qualifications: (i) incur additional indebtedness; (ii) pay dividends or make other distributions on, redeem or repurchase, capital stock; (iii) make investments or other restricted payments; (iv) create or incur certain liens; (v) incur restrictions on the payment of dividends or other distributions from its restricted subsidiaries; (vi) enter into transactions with affiliates; (vii) sell assets; or (viii) effect a consolidation or merger.

The Indenture also contains customary events of default, including, among other things, failure to pay interest, failure to comply with certain repurchase provisions, breach of certain covenants, failure to pay at maturity or acceleration of other indebtedness, failure to pay certain judgments, and certain events of insolvency or bankruptcy.  Generally, if any event of default occurs, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes due and payable by providing notice to the Company.  In case of default arising from certain events of bankruptcy or insolvency, the Notes will become immediately due and payable.

The description of the Indenture contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On January 28, 2013, in connection with the issuance of the Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the Notes, by and among the Company, Aerojet, as guarantor, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc., as initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed to: (i) file a registration statement within 180 days after January 28, 2013, with respect to an offer to exchange the Notes for freely tradable notes that have substantially identical terms as the Notes and are registered under the Securities Act; (ii) use reasonable best efforts to cause such registration statement to become effective within 270 days after January 28, 2013; (iii) use reasonable best efforts to consummate the exchange offer within 300 days after January 28, 2013; and (iv) file a shelf registration statement for the resale of the Notes if the Company cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

If the Company does not comply with any of the foregoing obligations or certain other obligations set forth in the Registration Rights Agreement (each, a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per annum and thereafter by an additional 0.25% per annum for any subsequent 90-day period during which a Registration Default continues, up to a maximum additional interest rate of 1.0% per annum.  If the Company corrects the Registration Default, the interest rate on the Notes will revert immediately to the original rate.

The description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated by reference into this Item 3.03.  The Indenture contains various restrictive covenants, including a covenant that, among other things, restricts the Company’s ability to pay dividends or make distributions or repurchase capital stock, subject to certain exceptions and qualifications.

Item 8.01  Other Events.

On January 28, 2013, the Company issued a press release announcing the completion of the Notes offering.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of January 28, 2013, by and among GenCorp Inc., Aerojet-General Corporation, as guarantor, and U.S. Bank National Association, a national banking association, as trustee and collateral agent (including the Form of Note)

10.1	Escrow Agreement, dated as of January 28, 2013, by and among GenCorp Inc. and U.S. Bank National Association, as trustee, escrow agent and bank and securities intermediary
10.2
Registration Rights Agreement, dated as of January 28, 2013, by and among GenCorp Inc., Aerojet-General Corporation, as guarantor, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc.

99.1	Press Release, dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2013	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of January 28, 2013, by and among GenCorp Inc., Aerojet-General Corporation, as guarantor, and U.S. Bank National Association, a national banking association, as trustee and collateral agent (including the Form of Note)

10.1	Escrow Agreement, dated as of January 28, 2013, by and among GenCorp Inc. and U.S. Bank National Association, as trustee, escrow agent and bank and securities intermediary
10.2
Registration Rights Agreement, dated as of January 28, 2013, by and among GenCorp Inc., Aerojet-General Corporation, as guarantor, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc.

99.1	Press Release, dated January 28, 2013